UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 20, 2010
Andatee China Marine Fuel Services Corporation
(Exact name of registrant as specified in its charter)
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Delaware	001-34608	80-0445030
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Dalian Ganjingzi District, Dalian Wan Lijiacun
Unit C, No. 68 West Binhai Road, Xigang District Dalian
People’s Republic of China
(Address of Principal Executive Office) (Zip Code)

011 (86411) 8360 4683
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01                      Other Events

On July 20, 2010, Dalian Xingyuan Marine Bunker Co. Ltd., a variable interest entity (VIE) through which entity Andatee China Marine Fuel Services Corporation conducts all of its business operations (collectively, the “Company”), entered into an Equity Purchase Agreement (the “EPA”) with Hailong Petrochemical Co,. Ltd., a Tianjin, PRC-based company engaged in retail and wholesale of fuel oils and petrochemical products (“Hailong”) to acquire 52% equity of Hailong in exchange for a cash payment of RMB3.64 million (approximately US$0.54 million).

The Company issued a press release announcing the foregoing acquisition, a copy of which press release is furnished as Exhibit 99.1 herewith.

Section 9 – Financial Statements and Exhibits

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits.

99.1           Press release dated July 23, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Andatee China Marine Fuel Services Corporation

By:	/s/ Wen Tong
Wen Tong, Chief Financial Officer

Date:           July 23, 2010